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EXHIBIT 4.12


THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE TRANSFERRED, RESOLD, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                             TELENETICS CORPORATION

          6% Convertible Subordinated Secured Promissory Note Due 2003

$474,852.32                                             Lake Forest, California
                                                                  June 25, 2001

         FOR VALUE RECEIVED, the undersigned, Telenetics Corporation, a California corporation (the "COMPANY"), hereby promises to pay to Rutan & Tucker, LLP the principal sum of Four Hundred Seventy-Four Thousand Eight Hundred Fifty-Two Dollars and Thirty-Two Cents ($474,852.32), together with interest (computed on the basis of a 360-day year of twelve 30-day months) as provided below on the unpaid principal amount hereof at the rate of 6% per annum.

         This Note is secured pursuant to the terms of a Security Agreement between the Company and the holder of this Note, dated June 25, 2001 ("SECURITY AGREEMENT"), and a UCC-1 Financing Statement filed with the Secretary of State of the State of California, as the same may be amended, extended, modified or replaced from time to time, and is subject to all the terms and conditions thereof including, but not limited to, the remedies specified therein.

         This Note and any rights related thereto may not be assigned by the holder of this Note to any third party, and this Note is non-negotiable and may not be transferred by endorsement or delivery.

         1. PAYMENTS OF PRINCIPAL AND INTEREST. Interest on the unpaid principal portion of this Note will accrue at a rate of 6% per annum from the date hereof. Commencing on July 25, 2001, and continuing on the twenty-fifth day of each month thereafter, principal and interest payments of $26,260.53 shall be due and payable, with the final installment of principal and accrued interest due and payable on January 25, 2003. The undersigned may prepay all or part of the outstanding principal balance of this Note, together with all accrued but unpaid interest thereon, only in accordance with this Note. All payments of principal of and interest on this Note shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.

         2. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following respective meanings:

         "COMMON STOCK" shall mean the Company's common stock, no par value per share.

         "INSOLVENCY OR LIQUIDATION PROCEEDING" shall mean (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to the Company or to its creditors, as such, or to its assets, or (ii) any liquidation, dissolution, reorganization or winding up of the Company, whether voluntary or involuntary


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and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company.

         "MARKET PRICE" of any security shall mean the average of the closing prices of such security's sales on all national securities exchanges on which such security may at the time be listed or on the Nasdaq System for which real-time transaction reporting is required by an effective transaction reporting plan, or, if there has been no sale on any such exchange or quotation system on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed or quoted, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any national securities exchange or quoted in the Nasdaq System or the over-the-counter market, the "Market Price" will be the fair value thereof determined by the Board of Directors of the Company.

         "REORGANIZATION SECURITIES" shall mean shares of stock of the Company, or its successor, as reorganized, or other securities of the Company or any other person provided for by a plan of reorganization, the payment of which is subordinated, at least to the same extent as this Note, to the payment of all Senior Indebtedness which may at the time be outstanding and the principal of which is due no earlier than the principal of this Note, provided that the rights of the holders of the Senior Indebtedness are not impaired thereby or such holders as a class shall have approved such plan of reorganization.

         "REPRESENTATIVE" shall mean the trustee, agent or other representative for holders of all or any of the Senior Indebtedness, if any, designated in the indenture, agreement or other document creating, evidencing or governing such Senior Indebtedness or pursuant to which it was issued, or otherwise duly designated by the holders of such Senior Indebtedness.

         "SENIOR INDEBTEDNESS" shall mean the principal of and unpaid interest on all indebtedness or any other payment obligations of the Company regardless of whether incurred or arising on, before or after the date of this Note (i) for money borrowed from Celtic Capital Corporation (or any other bank, savings and loan or other financial institution), Shala Shashani, doing business as SMC Group, and SMC Communications Group, Inc. and (ii) in connection with any renewals, extensions or replacements of any indebtedness described in (i) above; PROVIDED, HOWEVER, that the term shall not include indebtedness which by the terms of the instrument creating or evidencing it is subordinated to or on a parity with this Note.

         3. SUBORDINATION. The provisions of this SECTION 3 apply notwithstanding anything to the contrary contained in this Note. The Company covenants and agrees, and the holder of this Note, by such holder's acceptance hereof, likewise covenants and agrees, that the indebtedness represented by this Note and the payment of the principal of and interest on this Note are hereby expressly made subordinate and subject in right of the prior payment in full of all Senior Indebtedness. This SECTION 3 constitutes a continuing offer to all persons who become holders of, or continue to hold, Senior Indebtedness, each of whom is an obligee hereunder and is entitled to enforce such holder's rights hereunder, subject to the provisions hereof, without any act or notice of acceptance hereof or reliance hereon.

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         4. DEFAULT.

                  4.1 EVENTS OF DEFAULT. If any of the following events (herein called "EVENTS OF DEFAULT") shall occur:


                           (a) the Company shall default in the payment of any
part of the principal of this Note;

                           (b) the Company shall default in the payment of any
installment of interest on this Note for more than fifteen (15) days after the same shall become due and payable;

                           (c) the Company shall breach or default in the
performance of any covenant or warranty of the Company in this Note, and continuance of such breach for a period of thirty (30) days after there has been given, by registered or certified mail, to the Company by the holder of this Note, a written notice specifying such breach or default and requiring it to be remedied;

                           (d) a court having jurisdiction in the premises shall
enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or

                           (e) the Company shall commence a voluntary case under
any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing;

then and in any such event the holder of this Note may at any time (unless all defaults theretofore or thereupon shall have been remedied) at its option, by written notice to the Company, declare this Note to be due and payable, whereupon the same shall forthwith mature and become due and payable without presentment, demand, protest or other notice, all of which are hereby waived.

                  4.2 REMEDIES ON AND NOTICES OF DEFAULT. Subject to the provisions of SECTION 3, in case any one or more Events of Default shall occur, the holder of this Note may proceed to protect and enforce the rights of such holder by a suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any agreement contained in this Note, or for an injunction against a violation of any of the terms or provisions hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. In case of a default under this Note, the Company will pay to the holder of this Note such further amount as shall be sufficient to cover the reasonable


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cost and expense of enforcement, including, without limitation, reasonable attorneys' fees. If the holder of this Note shall give any notice or take any other action in respect of a claimed default, the Company shall forthwith give written notice thereof to all other holders of similarly subordinated notes at the time outstanding, describing the notice or action and the nature of the claimed default. No course of dealing and no delay on the part of any holder of this Note in exercising any right shall operate as a waiver thereof or otherwise prejudice such holder's rights or the rights of the holder of any similarly subordinated notes. No remedy conferred by this Note upon the holder shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

         5. CONVERSION. The holder of this Note may convert all or any portion of the outstanding principal amount of this Note together with any accrued but unpaid interest thereon into a number of shares of the Company's common stock computed by dividing such principal amount (together with any accrued and unpaid interest thereon) by $1.50 (the "Conversion Price").

         6. NO FRACTIONAL SHARES. No fraction of shares of the Company's Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the holder of this Note upon the conversion of this Note, the Company shall pay to such holder the amount of outstanding principal and accrued but unpaid interest that is not so converted.

         7. CONVERSION PRICE ADJUSTMENTS. The Conversion Price for conversion of this Note pursuant to Section 5 shall be subject to adjustment from time to time as follows:

                  (a) In the event the Company should, at any time or from time to time after the date first set forth above, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "COMMON STOCK EQUIVALENTS") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                  (b) If the number of shares of Common Stock outstanding at any time after the date first set forth above is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of Common Stock issuab1e on conversion of this Note shall be decreased in proportion to such decrease in outstanding shares.

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         8. LIQUIDATING DIVIDENDS. If the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company will pay to the holder of this Note at the time of payment thereof the Liquidating Dividends which would have been paid on the Common Stock had the entire outstanding principal amount of this Note been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

         9. COVENANTS.

                  (a) The Company will duly and punctually pay the principal of and interest on this Note in accordance with the terms of this Note.

                  (b) The Company (or any successor by merger, consolidation or otherwise) will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and franchises; PROVIDED, HOWEVER, that the Company shall not be required to preserve any right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the holder of this Note.

         10. MISCELLANEOUS.

                  (a) This Note shall be governed by and construed in accordance with the laws of the State of California. If any one or more of the provisions contained in this Note shall for any reason be found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the parties agree that such court may modify such provision to the extent necessary to make it valid, legal and enforceable. In any event, such provision shall be separable and shall not limit or affect the validity, legality or enforceability of any other provision hereunder.

                  (b) If this Note is collected by law or through an attorney for collection or enforcement, the holder hereof shall be entitled to collect reasonable attorneys' fees and all costs of collection from the Company. The Company hereby waives presentment for payment, notice of nonpayment, protest and notice of protest.

                  (c) Unless otherwise specifically stated herein, all notices, demands, payments or other communications to be given or delivered pursuant to this Note shall be in writing and shall be given to the Company at its principal executive offices and to the holder of this Note at the holder's last known address as shown in the records of the Company.

                  (d) All of the covenants contained herein shall bind the Company, its successors and assigns. This Note and any rights related thereto may not be assigned by the holder of this Note to any third party, and this Note is non-negotiable and may not be transferred by endorsement or delivery.

         IN WITNESS WHEREOF, the Company has executed and delivered this Note on the date first written above.

                                        TELENETICS CORPORATION



                                        By: /S/ David Stone
                                            ------------------------------------
                                            David Stone, Chief Financial Officer


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